Exhibit 99.1

First Data and VeriFone Form Strategic Partnership

Agreement Spans Manufacturing, Distribution,

Support and New Co-Branded Solutions

ATLANTA and SAN JOSE, CA (Nov. 2, 2009) - First Data, a global technology and payments processing leader, and VeriFone Holdings, Inc. (NYSE: PAY), a global provider of secure payment solutions, today announced a strategic partnership to promote and enhance secure payment solutions.

Under the relationship, First Data has become a preferred distributor and reseller of VeriFone secure countertop payment solutions in the United States, through its TASQ Technology subsidiary. TASQ Technology is a market leader in delivering value-added repair, maintenance and deployment services for payment devices to merchants of all sizes.

VeriFone will design, build and manufacture new, high-volume co-branded countertop payment systems that will expand the First Data award-winning line of payment solutions. Together the companies will explore other opportunities including non-US reseller and distribution relationships, EMV countertop solutions, and Class A certification of other VeriFone devices.

"We are pleased that two leaders of the payment industry are working together to better serve the merchant community," said Ed Labry, president of Retail and Alliance Services at First Data.

"First Data's confidence in VeriFone is a tremendous honor and we will work diligently to continue to validate that trust," said Douglas Bergeron, CEO of VeriFone.

-ends-

About First Data

First Data powers the global economy by making it easy, fast and secure for people and businesses to buy goods and services using virtually any form of electronic payment. Whether the choice of payment is a gift card, a credit or debit card or a check, First Data securely processes the transaction and harnesses the power of the data to deliver intelligence and insight for millions of merchant locations and thousands of card issuers in 36 countries. For more information, visit www.firstdata.com.

About VeriFone Holdings, Inc. (www.verifone.com)

VeriFone Holdings, Inc. ("VeriFone") (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for VeriFone Holdings, Inc.:

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: our ability to successfully engage with First Data corporation, our customers' acceptance and adoption of our newly released products and applications, our ability to protect against fraud, the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Editorial Contacts:

Pete Bartolik

VeriFone Media Relations

Tel: 508-283-4112

Email: pete_bartolik@verifone.com

Elizabeth Grice

Director of Communications, First Data

Tel: 303-967-8526

Email: Elizabeth.Grice@firstdata.com